Exhibit 21.1

Lionbridge Technologies, Inc.

Subsidiaries

Name	Jurisdiction of Incorporation or Organization	Name under which Subsidiary does Business
Beijing Lionbridge Global Solutions Technologies, Inc.	Beijing, China	Lionbridge
GeoWorkz Limited	Dublin, Ireland	GeoWorkz
GeoWorkz, Inc.	Delaware	GeoWorkz
Huanqui Tonglian WFOE (Lionbridge (Beijing) Technologies, Inc.)	Beijing, China	Lionbridge
L10nbridge Korea Co. Ltd.	Seoul, Korea	Lionbridge
Lionbridge Belgium bvba/sprl	Brussels, Belgium	Lionbridge
Lionbridge (Canada) Inc.	Montreal, Quebec, Canada	Lionbridge
Lionbridge Chile Traducciones Limitada	Chile	Lionbridge
Lionbridge Denmark A/S	Copenhagen, Denmark	Lionbridge
Lionbridge Deutschland GmbH	Wuppertal, Germany	Lionbridge
Lionbridge España S.L.	Madrid, Spain	Lionbridge
Lionbridge France SAS	Clichy, France	Lionbridge
Lionbridge Global Solutions Federal, Inc.	Delaware	Lionbridge
Lionbridge Global Solutions II, Inc.	New York	Lionbridge
Lionbridge Global Sourcing Solutions, Inc.	Delaware	Lionbridge
Lionbridge Global Sourcing Solutions Limited.	Dublin, Ireland	Lionbridge
Lionbridge Holding GmbH	Wuppertal, Germany	Lionbridge
Lionbridge Holdings Luxembourg S.à.r.l.	Luxembourg, Grand Duchy of Luxembourg	Lionbridge
Lionbridge International	Dublin, Ireland	Lionbridge
Lionbridge International Financial Limited	Dublin, Ireland	Lionbridge
Lionbridge Investment AB	Gothenburg, Sweden	Lionbridge
Lionbridge Investments Limited	Coventry, United Kingdom	Lionbridge
Lionbridge Ireland Limited	Dublin, Ireland	Lionbridge
Lionbridge (Ireland) II Limited	Dublin, Ireland	Lionbridge
Lionbridge Italy Srl	Rome, Italy	Lionbridge
Lionbridge Japan III KK	Yokahama, Japan	Lionbridge
Lionbridge Japan KK	Tokyo, Japan	Lionbridge
Lionbridge Luxembourg S.à.r.l.	Luxembourg, Grand Duchy of Luxembourg	Lionbridge
Lionbridge Mauritius Limited	Ebene, Republic of Mauritius	Lionbridge
Lionbridge Nederland B.V.	Amsterdam, The Netherlands	Lionbridge
Lionbridge Nordic AB	Gothenburg, Sweden	Lionbridge
Lionbridge Norway A/S	Bergen, Norway	Lionbridge
Lionbridge of Europe B.V.	Amsterdam, The Netherlands	Lionbridge
Lionbridge Oy	Helsinki, Finland	Lionbridge
Lionbridge Participações Ltda.	Rio de Janeiro, Brazil	Lionbridge
Lionbridge Poland Sp.zo.o	Warsaw, Poland	Lionbridge

Name	Jurisdiction of Incorporation or Organization	Name under which Subsidiary does Business
Lionbridge Singapore Pte Ltd	Singapore, Republic of Singapore	Lionbridge
Lionbridge (Slovakia) S.r.o.	Zilina, Slovak Republic	Lionbridge
Lionbridge Sweden Aktiebolag	Gothenburg, Sweden	Lionbridge
Lionbridge Technologies B.V.	Amsterdam, The Netherlands	Lionbridge
Lionbridge Technologies Holdings B.V.	Amsterdam, The Netherlands	Lionbridge
Lionbridge Technologies Private Limited	India	Lionbridge
Lionbridge Technologies (France) S.à.r.l.	France	Lionbridge
Lionbridge Testing Services Oy	Tampere, Finland	Lionbridge
Lionbridge (Thailand) Limited	Bangkok, Thailand	Lionbridge
Lionbridge (UK) Ltd	Coventry, United Kingdom	Lionbridge
Lionbridge (UK) II Ltd	Coventry, United Kingdom	Lionbridge
Lionbridge US, Inc.	Delaware	Lionbridge
Liox—Tecnologias Lda	Lisbon, Portugal	Lionbridge
VeriTest, Inc.	Delaware	Lionbridge